                                                                   EXHIBIT 10.64

                                                      AMENDED AND RESTATED
                                            EMPLOYMENT AGREEMENT dated as of
                                            July 11, 2002 (this "Agreement"),
                                            among dj Orthopedics, LLC, a
                                            Delaware limited liability company
                                            (the "Company"), dj Orthopedics,
                                            Inc., a Delaware corporation (the
                                            "Public Company", together with the
                                            Company, the "Companies"), and Cyril
                                            Talbot III (the "Executive").

                Reference is made to the Employment Agreement, dated as of June 30, 1999, by and among the Company, DonJoy, L.L.C. and the Executive (as amended by the sideletter dated as of June 12, 2002, the "Original Employment Agreement").

                In order to induce the Executive to amend and restate the terms and conditions of his employment with the Companies, the Companies desire to provide the Executive with compensation and other benefits on the terms and conditions set forth in this Agreement. The Executive is willing to enter into such employment and perform services for the Companies on the terms and conditions set forth in this Agreement.

                In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. EMPLOYMENT.

                The Companies shall employ the Executive, and the Executive accepts employment with the Companies, upon the terms and conditions set forth in this Agreement for the Employment Period (as defined in Paragraph 4(a)).

        2. POSITION AND DUTIES.

                (a) (i) During the Transition Period (as defined in Paragraph 4(a)), the Executive shall be responsible for Corporate Affairs of the Companies and shall render advisory, consultative and other services to the Companies and the person hired to serve as the replacement Vice President of Finance, Chief Financial Officer and Secretary of the Companies (the "Successor CFO") in connection with (A) the transition of the duties, responsibilities and authority of the Executive as Senior Vice President of Finance, Chief Financial Officer and Secretary of the Companies to the Successor CFO and related matters, and (B) such other tasks or projects as the Companies may reasonably request, in each case subject to the power of the board of directors of the Public Company and the board of managers of the Company (together, the "Boards") (x) to expand or limit such duties, responsibilities and authority and (y) to override the actions of the Executive. The Executive shall perform such duties principally at the Companies' offices in Vista, CA or such other location as the Executive and the Boards shall agree. The Executive's service for the Companies as the individual responsible for Corporate Affairs during the

Transition Period shall end on the Remaining Period Commencement Date (as defined in Paragraph 4(a)).

                        (ii) During the Remaining Period (as defined in Paragraph 4(a)), the Executive shall become an inactive employee but shall be available to render advisory, consultative and other services to the Companies as are mutually agreeable to the Executive and the Companies in their respective sole and absolute judgments.

                (b) During the Transition Period, the Executive:

                        (i) shall report to the Boards and shall devote his best efforts and substantially all of his active business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Companies and their Affiliates and shall perform his duties and responsibilities to the best of his abilities in a diligent and professional manner; and

                        (ii) shall not engage in any business activity which, in the reasonable judgment of the Boards, conflicts or substantially interferes with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

                (c) The foregoing restrictions shall not limit or prohibit the Executive from engaging in passive investment, inactive business ventures and community, charitable and social activities not interfering with the Executive's performance and obligations hereunder.

        3. BASE SALARY AND BENEFITS.

                (a) During the Employment Period, the Executive's base salary shall be $200,011.44 per annum, or such higher rate as the Board of the Company may designate from time to time (the "Base Salary"), which Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices and subject to withholding and other payroll taxes. Subject to Paragraph 11, the Base Salary shall continue as provided hereunder regardless of any other employment, earnings or compensation obtained, earned or accrued by the Executive both as provided herein and which the Executive may be entitled to for occurrences or efforts during the Remaining Period. In addition, during the Transition Period, the Executive shall be entitled to participate in all employee benefit and insurance programs for which the Executive is currently eligible. During the Remaining Period, the Executive shall be entitled to participate in the health and dental programs for which the Executive is currently eligible, including any renewal periods regarding existing plans and including all successor plans providing the same or similar coverage.

                (b) During the Transition Period, the Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement, which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documenting of such expenses.

                (c) During the Transition Period, the Executive shall be entitled to continue to accrue vacation at a rate of three weeks paid vacation during each 12-month period worked, which vacation period shall include all vacation which has accrued during the Executive's current 12-month work period. The Executive shall be entitled to receive payment for all accrued, unused vacation pay through the last day of the Transition Period, and payment of said sum shall be made to the Executive within five (5) business days after the end of the Transition Period.

                (d) In addition to the Base Salary, during the Transition Period, the Executive shall be eligible to continue to participate in the Public Company's Management Bonus Plan in accordance with the terms thereof. As to any such bonus and the computation thereof, the Executive shall be entitled to a pro rata bonus payment, attributable to any bonus payment period during which the Executive served the Companies as part of the Employment Period hereunder.

                (e) In addition to the other benefits provided herein, during the Remaining Period, the Executive shall at the Companies' expense, be entitled to outplacement counseling and services by and through a nationally-recognized firm, to be designated by Executive. The expenses associated with said services, shall not exceed the sum of $15,000.00, and shall not extend to any period of time greater than six months following the end of the Remaining Period. As part of said outplacement services, and within the monetary limits set forth herein, the Executive shall have the right, at his sole discretion, to utilize the consulting services of Dr. Tony Baron.

        4. TERM.

                (a) The "Employment Period" means the period of time which is comprised of the Transition Period and the Remaining Period; provided, however, that (x) the Employment Period shall terminate prior to the last date of the Employment Period upon the Executive's resignation, death or Disability (as defined below), and (y) the Employment Period may be terminated by the Companies at any time prior to the last date of the Employment Period for Cause (as defined below). For purposes of this Agreement:

                        (i) the term "Transition Period" means the period of time commencing on the date hereof and ending on the date (the "Remaining Period Commencement Date") immediately after the date on which the Companies deliver notice to the Executive, or the Executive delivers notice to the Companies, that it is the intention of the requesting party that the Transition Period end; provided, however, that
        (x) any such notice by the Executive shall not constitute, or be interpreted as a resignation, but rather shall be regarded as a status modification preserving intact all rights thereunder without intervention or cessation except as provided in this Agreement and (y) the Transition Period shall extend to a date no later than December 31, 2002, even in the absence of any such notice, unless the parties mutually agree, in writing, to the contrary;

                        (ii) the term "Remaining Period" means the period of time commencing on the Remaining Period Commencement Date and ending on the date which is 365 days from such date; and

                        (iii) the term "Disability" means any long-term disability or incapacity which (A) renders the Executive unable to substantially perform his duties hereunder for 120 days during any 12-month period or (B) would reasonably be expected to render the Executive unable to substantially perform his duties for 120 days during any 12-month period, in each case as determined by the Boards in their good faith judgment and including a pro rated number of days thereof based on the number of days elapsed during such 12-month period; provided, however, that if the Executive disputes any determination of Disability made by the Boards pursuant to clause (B) above, the dispute shall be referred to three licensed physicians practicing within a 100-mile radius of the city or township nearest to the Executive's place of employment by the Companies, one of whom shall be selected by the Boards, a second of whom shall be selected by the Executive and the third of whom shall be selected by the two physicians selected by the Boards and the Executive, respectively, and the opinion of the majority of such physicians shall be the determination of Disability, and shall be final and binding on both the Executive and the Companies.

                (b) If the Employment Period is terminated by the Companies for Cause, or by reason of the Executive's resignation, death or Disability, the Executive shall be entitled to receive only his Base Salary, but only to the extent such amount has accrued through the termination date.

                (c) Except as otherwise required by law (e.g., COBRA) or as specifically provided herein, all of the Executive's rights to salary, severance, fringe benefits and bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon termination of the Employment Period. If the Employment Period is terminated at the end of such period, neither the Executive nor his successors, assigns, heirs, representatives and estate shall be entitled to any additional payments (whether severance or otherwise) or other benefits (including, without limitation, the acceleration of any of the Executive's then-unvested options), other than such payments or benefits which have accrued through such termination date. In the event the Executive is terminated by the Companies for Cause or by reason of the Executive's death, Disability or resignation, the sole remedy of the Executive and his successors, assigns, heirs, representatives and estate shall be to receive the payment described in Paragraph 4(b).

                For purposes of this Agreement, "Cause" means (i) during the Transition Period, (A) the failure by the Executive to perform such duties as are reasonably requested by the Board as documented in writing to the Executive and (B) chronic absenteeism and (ii) during the entire Employment Period (which for purposes of this Paragraph (b)(ii) only shall include the period of the Executive's employment with the Companies pursuant to the Original Employment Agreement), (A) the Executive's willful disregard of his duties or failure to act, where such action would be in the ordinary course of the Executive's duties, (B) the failure by the Executive to observe all material policies of the Companies and their Affiliates generally applicable to executives of the Companies and their Affiliates, (C) gross negligence or willful misconduct by the Executive in the performance of his duties, (D) the commission by the Executive of any act of fraud, theft or financial dishonesty with respect to the Companies or any of their Affiliates, or any felony or criminal act involving moral turpitude, (E) the material breach by the Executive of this Agreement, including, without limitation, any breach by the Executive of the provisions of Paragraph 5, Paragraph 6, Paragraph 7 or Paragraph 8, or of any Management Related Document

(as defined in Paragraph 15(b)), or (F) subject to Paragraph 2(c), the Executive directly or indirectly (1) engaging in, representing in any way, or being connected with, any Competing Business, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing business or (2) assisting others in engaging in any Competing Business in the manner described in the foregoing clause (1). For purposes of this Agreement, (i) "Affiliates" means the Companies (or their respective successors or assigns) and all subsidiaries thereof and (ii) "Competing Business" means any business or activity which manufactures, markets or sells knee braces and other products for the knee which are competitive with the Company's knee brace products as of the date hereof. As of the date of this Agreement, the Companies are not aware of any facts or circumstances which would constitute "Cause" under this Agreement. The changes to the Executive's employment with the Companies as reflected in this Agreement have not been as a result of any actions which would constitute "Cause" under either the Original Employment Agreement or this Agreement.

        5. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION.

                (a) The Executive will not disclose or use at any time, either during the Employment Period or thereafter, any Confidential Information (as defined in Paragraph 5(b)) of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance in good faith of duties assigned to the Executive by the Boards. The Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive shall deliver to the Companies on or prior to the last day of the Transition Period, or at any time the Companies may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined in Paragraph 6) of the business of the Companies or any of their Affiliates which the Executive may then possess or have under his control.

                (b) As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Companies in connection with their businesses, including but not limited to (i) information, observations and data obtained by the Executive while employed by the Companies or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Companies (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs,
(v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) copyrightable works,
(xiv) all production methods, processes, technology and trade secrets and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information.

        6. INVENTIONS AND PATENTS.

                The Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relate to the Companies' or any of their Affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Companies (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the "Work Product"), belong in all instances to the Companies or any such Affiliates. The Executive will promptly disclose such Work Product to the Boards and perform (at the Companies' expense, except for any fees, costs or expenses associated with the Executive's time) all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Companies' ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide (at the Companies' expense) reasonable assistance to the Companies or any of their Affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

        7. NON-SOLICITATION.

                The Executive agrees that, for the period that includes (i) the Employment Period and (ii) four (4) years after the termination of the Employment Period (the "Non-Solicit Period"), the Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Companies or any of their Affiliates to leave the employ of the Companies or such Affiliates, or in any way interfere with the relationship between the Companies or any such Affiliates, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who was an employee of the Companies, until six months after such individual's employment relationship with the Companies or any of their Affiliates has been terminated or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Companies or any of their Affiliates to cease doing business with the Companies or any such Affiliates, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Companies or any of their Affiliates, on the other hand.

        8. OTHER COVENANTS OF THE EXECUTIVE AND THE COMPANIES.

                (a) Cooperation with Litigation Proceedings. During the Employment Period and thereafter, the Executive agrees to provide any assistance and cooperate fully with the Companies and their counsel with respect to any matter (including any litigation, investigation or proceeding) which relates to matters over which the Executive may have knowledge, information or expertise, including, without limitation, matters related to In re DJ Orthopedics, Inc.

Securities Litigation, Case No. 01-CV-2238-K (LSP) (S.D. Cal.), the "Medi" litigation, Case No. 02-CV-0279-K (LAB) (S.D. Cal.), and the "I-Flow" litigation, Case No. 02-CC-0620 (Sup. Ct. Cal.). Such assistance and cooperation shall include, but not be limited to, appearing from time to time at the offices of the Companies or their counsel for conferences and interviews and in general providing the officers of the Companies and their counsel with the full benefit of Executive's knowledge with respect to any such matter. Executive agrees to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties. The Companies shall reimburse the Executive for any reasonable out-of-pocket costs and expenses incurred by the Executive in compliance with specific requests made by the Companies pursuant this Paragraph 8(a), except for any fees, costs or expenses associated with the Executive's time; provided, however, that following the expiration of the Employment Period, the Company shall pay the Executive for his time given to the matters set forth in this Paragraph 8(a) at an hourly rate based upon the Executive's highest Base Salary during the term of the Employment Period.

                (b) No Disparagement.

                        (i) During the Employment Period and thereafter, the Executive agrees not to make any disparaging remarks or take any actions which would, or could reasonably be expected, to be detrimental in any way to the Companies, their Affiliates or any of their respective, officers, directors or employees. Notwithstanding the foregoing, the provisions contained in this Paragraph 8(b)(i) shall in no way prevent or inhibit the Executive from providing truthful testimony in connection with any legal or administrative proceeding, including without limitation, any testimony provided under penalty of perjury by way of deposition, trial or administrative or official investigative hearing.

                        (ii) During the Employment Period and thereafter, neither Company shall make any disparaging remarks or take any actions which would, or could reasonably be expected, to be detrimental in any way to the Executive. Notwithstanding the foregoing, the provisions contained in this Paragraph 8(b)(ii) shall in no way prevent or inhibit the ability of the Companies from making any accurate statement contained in any press release or any filing required under applicable federal and state securities laws relating to the decision to hire the Successor CFO and the transition of the Executive as contemplated hereunder.


        9. ENFORCEMENT.

                Because the Executive's services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Companies or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), or require the Executive to account for and pay over to the Companies all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained in this Agreement, if and when final judgment of a court of competent jurisdiction is so entered against the Executive.

        10. INSURANCE.

                The Companies may, for their own benefit, maintain "keyman" life and disability insurance policies covering the Executive. The Executive will cooperate with the Companies and provide such information or other assistance as the Companies may reasonably request in connection with the Companies obtaining and maintaining such policies.

        11. TERMINATION OF PAYMENTS.

                In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Companies, if the Executive violates any provision of the foregoing Paragraph 5, Paragraph 6, Paragraph 7 or Paragraph 8, any payments then or thereafter due from the Company to the Executive shall be terminated forthwith and the Company's obligation to pay and the Executive's right to receive such payments shall terminate and be of no further force or effect, if and when determined by a court of competent jurisdiction, in each case without limiting or affecting the Executive's obligations under such Paragraph 5, Paragraph 6, Paragraph 7 and Paragraph 8 or the Companies' other rights and remedies available at law or equity.

        12. REPRESENTATIONS AND WARRANTIES.

                (a) The Executive hereby represents and warrants to the Companies that (i) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject, (ii) the Executive is not a party to or bound by any employment agreement (other than the Original Employment Agreement, which shall terminate immediately upon execution of this Agreement pursuant to Paragraph 13), consulting agreement, non-compete agreement or confidentiality agreement or similar agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Companies and the Executive, this Agreement will be a valid and binding obligation of the Executive, enforceable in accordance with its terms.

                (b) Each of the Companies hereby represents and warrants to the Executive that (i) this Agreement has been duly authorized by all necessary limited liability company or corporate action on the part of each of the Companies, (ii) the execution, delivery and performance of this Agreement by each of the Companies does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Companies are a party or any judgment, order or decree to which the Companies are subject, and (iii) upon the execution and delivery of this Agreement by the Companies and the Executive, this Agreement will be a valid and binding obligation of the Companies.

        13. TERMINATION OF EXISTING EMPLOYMENT ARRANGEMENT.

                Effective upon the signing of this Agreement (i) the Original Employment Agreement shall be terminated and shall be of no further force or effect and the Executive hereby agrees to take all action necessary to affect such termination and (ii) the Executive's duties shall be changed from Senior Vice President of Finance, Chief Financial Officer and Secretary of the Companies (which position the Executive held pursuant to the Original Employment Agreement) to those set forth in Paragraph 2.

        14. NOTICES.

                All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail, telecopied to the intended recipient at the telecopy number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

                If to the Companies to:

                       dj Orthopedics, LLC
                       dj Orthopedics, Inc.
                       2985 Scott St.
                       Vista, CA 92083
                       Attention: Les Cross, President and CEO
                       Telephone:  (760) 727-1280
                       Telecopy:  (760) 734-3536;

                with a copy to:

                       O'Sullivan LLP
                       30 Rockefeller Plaza, 41st Floor
                       New York, New York 10112
                       Attention:  Gregory A. Gilbert, Esq.
                       Telephone:  (212) 408-2400
                       Telecopy:   (212) 408-2420.

                If to the Executive, to:

                       Cyril Talbot III
                       [Personal Address]
                       [Telephone]

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) when delivered, if personally delivered, sent by telecopier or sent by overnight courier, and (b) on the fifth business day following the date posted, if sent by mail.

        15. GENERAL PROVISIONS.

                (a) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                (b) Complete Agreement. This Agreement, those documents expressly referred to herein and each of (i) the Public Company's Fifth Amended and Restated 1999 Option Plan and related option agreements between the Public Company and the Executive, (ii) the Secured Promissory Notes issued by the Executive to the Public Company (as successor-in-interest to DonJoy, L.L.C.),
(v) the Third Amended and Restated Pledge Agreement, dated June 11, 2001, between the Executive and the Public Company (as successor-in-interest to DonJoy, L.L.C.) and (b) the Note and Pledge Agreements Sideletter, dated November 20, 2001, between the Executive and the Public Company, in each case as such agreements may be amended, restated, supplemented or otherwise modified (collectively, the "Management Related Documents") embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, the Original Employment Agreement which is hereby terminated and shall be of no further force or effect).

                (c) Right of Set Off. In the event of a breach by the Executive of the provisions of any of the Management Related Documents, the Companies are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts at any time held by the Companies on behalf of the Executive and all indebtedness and other obligations at any time owing by the Companies to the Executive against any and all of the obligations of the Executive now or hereafter existing under the Management Related Documents.

                (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Companies and their respective successors, assigns, heirs, representatives and estate; provided, however, that the rights and obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Companies.

                (e) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR

ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                (f) Jurisdiction and Venue.

                        (i) The Companies and the Executive hereby irrevocably and unconditionally submit, for themselves and their property, to the non-exclusive jurisdiction of the Superior Court of the State of California in and for the County of San Diego, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and the Companies and the Executive hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in any such California State court. The Companies and the Executive agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                        (ii) The Companies and the Executive irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Superior Court of the State of California in and for the County of San Diego. The Companies and the Executive irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                        (iii) The Companies and the Executive further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

                (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Companies and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

                (h) Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                (j) Attorney's Fees. The Company agrees to pay reasonable and substantiated fees and out-of-pocket expenses of counsel to the Executive for such counsel's review of this Agreement.

                (k) No Limitation on Indemnification. Nothing in this Agreement shall diminish, reduce or eliminate in any manner the rights to indemnification provided by the Companies to the Executive in his capacity as an officer of the Companies as provided (i) in the Amended and Restated Certificate of Incorporation of the Public Company dated November 19, 2001, (ii) in the Amended and Restated Operating Agreement of the Company dated as of June 30, 1999 and
(iii) under Delaware law.



                                     * * * *

                IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Employment Agreement as of the date first written above.


                                        DJ ORTHOPEDICS, LLC

                                        By: /s/ LESLIE H. CROSS
                                           -------------------------------------
                                           Name:  Leslie H. Cross
                                           Title: President and Chief
                                                  Executive Officer

                                        DJ ORTHOPEDICS, INC

                                        By: /s/ LESLIE H. CROSS
                                           -------------------------------------
                                           Name:  Leslie H. Cross
                                           Title: President and Chief
                                                  Executive Officer


                                        /s/ CYRIL TALBOT III
                                        ----------------------------------------
                                        CYRIL TALBOT III